As filed with the Securities and Exchange Commission on December 14, 2017

 Registration No. 333-217340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WRAP TECHNOLOGIES, INC.
(Exact name or Registrant as specified in its charter)

Delaware	3480	98-0551945
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

4620 Arville Street, Suite E Las Vegas, Nevada 89103 (800) 583-2652
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Barnes
President and Chief Financial Officer
Wrap Technologies, Inc.
4620 Arville Street, Suite E
Las Vegas, Nevada  89103
(800) 583-2652
 (Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Daniel W. Rumsey, Esq. Jessica R. Sudweeks, Esq. Disclosure Law Group,
a Professional Corporation
600 West Broadway, Suite 700
San Diego, California 92101
Tel: (619) 272-7050
Fax: (619) 330-2101

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Amendment”) amends the Registration Statement on Form S-1 (File No. 333-217340), filed by Wrap Technologies, Inc., a Delaware corporation (the “Company”), initially filed with the Securities and Exchange Commission on April 17, 2017, and declared effective on August 10, 2017 (the “Registration Statement”). The Registration Statement originally registered a total of 2,666,666 shares of common stock, par value $0.0001 per share (“Common Stock”), to be offered by the Company on a best efforts basis (the “Offering”). The Company has sold a total of 2,328,533 shares of Common Stock over the course of the Offering, and now desires to terminate the Offering and deregister all unsold shares of Common Stock.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Amendment to deregister 338,133 shares of Common Stock previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on December 14, 2017.

WRAP TECHNOLOGIES, INC.

By:	/s/ Scot Cohen
Scot Cohen Executive Chairman and Secretary

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/*	Executive Chairman and Secretary	December 14, 2017
Scot Cohen	(Principal Executive Officer)

/s/ *	President, Chief Financial Officer and Director	December 14, 2017
James A. Barnes	(Principal Accounting Officer)

/s/*	Director and Chief Technology Officer	December 14, 2017
Elwood G. Norris

	Director	December 14, 2017
Michael Parris

* By: /s/ James A. Barnes
Attorney-in-fact